                                                                     EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO LLP
                              235 Montgomery Street
                             San Francisco, CA 94104
                               Tel: (415) 983-1000


                                            September 28, 1999



S3 Incorporated
2801 Mission College Boulevard
Santa Clara, CA  95052


Re:  Registration Statement on Form S-8


Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by S3 Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 6,871,070 shares of the Company's Common Stock issuable pursuant to the Diamond Multimedia Systems, Inc. 1992 Stock Option Plan, 1994 Stock Option Plan, 1995 Director Option Plan, 1995 Employee Stock Purchase Plan, 1998 Nonstatutory Stock Option Plan and 1998 Stock Option Plan (the "Plans"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                  Very truly yours,

                                  /s/ Pillsbury Madison & Sutro LLP